Exhibit 10.15
CARDIOVASCULAR SYSTEMS, INC.
SUMMARY OF FISCAL YEAR 2009
EXECUTIVE OFFICER BASE SALARIES
Our executive officers are scheduled to receive the following annual base salaries for the fiscal year ended June 30, 2009 in their current positions:

Name and Current Position	Base Salary
David L. Martin President, Chief Executive Officer, Interim Chief Financial Officer and Director	$395,000
Laurence L. Betterley Chief Financial Officer	$250,000
James E. Flaherty Chief Administrative Officer	$233,000
Robert J. Thatcher Executive Vice President	$250,000
Paul Koehn Vice President of Manufacturing	$206,450
Brian Doughty Vice President of Commercial Operations	$225,000
Paul Tyska Vice President of Business Development	$200,000
Scott Kraus Vice President of Sales	$190,000
Other than Mr. Doughty, who was promoted from Vice President of Marketing to Vice President of Commercial Operations on April 6, 2009, and Mr. Kraus, who was promoted from Senior Sales Director to Vice President of Sales on April 6, 2009, these individuals became executive officers on February 25, 2009 in connection with the closing of the merger with Cardiovascular Systems, Inc., a Minnesota corporation (“CSI-MN”). These base salaries reflect the same base salaries paid to these individuals as executive officers of CSI-MN.